Exhibit 23.3

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

May 21, 2014

Range Resources Corporation

100 Throckmorton Street, Suite 1200

Fort Worth, Texas 76102

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of Range Resources Corporation and in the related Prospectus (collectively, the “Registration Statement”) of the Range Resources Annual Report on Form 10-K for the year ended December 31, 2013, which uses the name DeGolyer and MacNaughton and refers to DeGolyer and MacNaughton and incorporates information contained in our letter as of December 31, 2013, on the net proved crude oil, condensate, natural gas liquids and natural gas reserves owned by Range Resources Corporation dated January 30, 2014. We further consent to the use of our name in the “Experts” section of the Registration Statement.

Very truly yours,

/s/ Degolyer and MacNaughton

DEGOLYER AND MACNAUGHTON

Texas Registered Engineering Firm F-716